EX-35.2
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


BCAP LLC
200 Park Avenue
New York, NY 10166


RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2008:

(a) a review of Wells Fargo's activities as Master Servicer and/or Securities Administrator under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.

February 24, 2009

/s/ Scott Runkles

SCOTT RUNKLES
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

To: BCAP LLC

Schedule A

List of Servicing Agreement(s) and Series

1 Pooling and Servicing Agreement for BCAP Trust LLC 2008-IND1 Mortgage Pass-Through Certificates Series 2008-IND1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

2 Pooling and Servicing Agreement for BCAP Trust LLC 2008-IND2 Mortgage Pass-Through Certificates Series 2008-IND2, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable